UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  July 5, 2006

Sunterra Corporation
(Exact name of registrant as specified in its charter)

Maryland	001-13815	95-4582157
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3865 W. Cheyenne Ave.
North Las Vegas, NV		89032
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code		(702) 804-8600

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.       Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 5, 2006, Sunterra Corporation (the “Company”) received a notification from The Nasdaq Stock Market (“Nasdaq”) that the Nasdaq Listing Qualifications Panel (“Panel”) determined to deny the Company’s request for continued inclusion on The Nasdaq National Market.  The Company’s common stock therefore will be delisted from The Nasdaq National Market effective with the open of business on July 7, 2006.  This action follows the Company’s appeal to the Panel for a listing exception after the Company did not timely file its Quarterly Report on Form 10‑Q for the quarter ended March 31, 2006 with the U.S. Securities and Exchange Commission, which resulted in the Company’s non-compliance with Nasdaq’s filing requirement as set forth in Nasdaq Marketplace Rule 4310(c)(14).

Following the delisting of the Company’s common stock from The Nasdaq National Market, the Company expects that its common stock will be quoted in the “Pink Sheets” beginning on July 7, 2006.  The Company expects that the trading symbol of its common stock will remain the same (SNRR or SNRR.PK).

In addition, the Company expects its warrants to purchase shares of its common stock, currently quoted on the OTC Bulletin Board under the trading symbol SNRWE, will be removed from the OTC Bulletin Board effective with the open of business on Friday, July 7, 2006.  Following this removal, the Company expects that these warrants will be quoted in the “Pink Sheets” beginning on July 7, 2006.  The Company expects the trading symbol for these warrants to change from SNRWE to SNRW or SNRW.PK.

A copy of the Company’s press release issued on July 6, 2006, relating to the foregoing, is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Forward-Looking Statements; Risks and Uncertainties

Statements made in this Form 8-K that disclose the Company’s or management’s intentions, expectations or predictions of the future are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. The Company cautions that these statements involve risks and uncertainties and other factors that may cause results to differ materially from those anticipated at the time such statements are made. For example, future results, performance and achievements may be affected by our ability to successfully implement our strategic, operational and marketing plan including the cost reduction plan of our European operations, the actual amount of the pretax restructuring charge, the actual amount of the cash expenditures associated with the restructuring plan, general economic conditions, including a global economic downturn, the impact of war and terrorist activity, business and financing conditions, foreign exchange fluctuations, governmental and regulatory actions, the cyclicality of the vacation ownership industry, relationships with key employees, domestic and international political and geopolitical conditions, competition, downturns in leisure travel patterns, risk associated with the level and structure of our indebtedness, risk associated with potential acquisitions and dispositions and other circumstances and uncertainties. In addition, potential risks and uncertainties include, among other things: (1) the results of the Audit and Compliance Committee investigation and review of the allegations; (2) expectations as to the timing of the completion of such investigation by the Committee and its independent counsel, the Company’s review, restatement and filing of its previously issued financial statements and its assessment of the effectiveness of disclosure controls and procedures and internal control over financial reporting, the review and filing of the Company’s Form 10-Q for the fiscal quarter ended March 31, 2006, and the issuance of interim financial results for the Company; (3) expectations as to the timing of engaging a new independent registered public accounting firm and as to the level of cooperation from the Company’s former accounting firm; (4) the effects of the delisting of the Company’s common stock from The Nasdaq National Market and removal of the Company’s warrants from the OTC Bulletin Board and the quotation of the Company’s common stock and warrants in the “Pink Sheets,” including any adverse effects relating to the trading of the stock or warrants due to, among other things, the absence of market makers; (5) the effects of any required restatement adjustments to previously issued financial statements and possible material weaknesses in internal control over financial reporting; (6) the effects of any lawsuits or governmental investigations alleging among other things, violations of federal securities laws, by the Company or any of its directors or executive officers; (7) the possibility that any default under the Company’s financing arrangements, including our Senior Finance Facility and Senior Subordinated Convertible Notes could cause acceleration of repayment of the entire principal amounts and accrued interest on such arrangements; (8) the effects of new accounting pronouncements; (9) personnel changes may adversely affect the Company’s business; and (10) additional risks and uncertainties and important factors described in the Company’s other press releases and in the Company’s filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K and quarterly report on Form 10-Q. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that results will not materially differ. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by law.

Item 8.01.       Other Events.

On July 6, 2006, the Company issued a press release regarding a delisting notice from Nasdaq and an informal inquiry by the U.S. Securities and Exchange Commission.  A copy of the Company’s press release is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01.       Financial Statements and Exhibits

(d)  Exhibits.

Exhibit No.	Description
99.1	Sunterra Corporation Press Release dated July 6, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 6, 2006
SUNTERRA CORPORATION

	By:	/s/ Robert A. Krawczyk
		Name:	Robert A. Krawczyk
		Title:	Vice President and Chief
Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Sunterra Corporation Press Release dated July 6, 2006